Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Tesoro Logistics LP of our report dated June 26, 2014 relating to the financial statements of QEP Field Services Company, which appears in Tesoro Logistics LP’s Current Report on Form 8-K dated October 19, 2014.

/s/ PricewaterhouseCoopers LLP

Houston, Texas August 6, 2015